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                               As filed with the Securities and Exchange Commission on July 13, 2004

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                                                SECURITIES AND EXCHANGE COMMISSION
                                                      WASHINGTON, D.C. 20549

                                                   AMENDMENT NO. 1 TO FORM SB-2
                                      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                                          ---------------

             NEVADA                                   RENOVO HOLDINGS                               88-0475765
 (State or Other Jurisdiction of            (Name of Registrant in Our Charter)        (I.R.S. Employer Identification No.)
  Incorporation or Organization)

                                                                                                 STEPHEN W. CARNES
         1111 NORTH ORLANDO AVENUE                                                          1111 NORTH ORLANDO AVENUE
        WINTER PARK, FLORIDA 32789                                                         WINTER PARK, FLORIDA 32789
           (407) 435-3959 7363                                                                   (407) 435-3959
(Address and telephone  number of Principal    (Primary Standard Industrial           (Name, address and telephone number
 Executive Offices and Principal Place of       Classification Code Number)                   of agent for service)
                 Business)

                                                        Copies to:

           Clayton E. Parker, Esq.                                                        Christopher K. Davies, Esq.
         Kirkpatrick & Lockhart LLP                                                       Kirkpatrick & Lockhart LLP
    201 S. Biscayne Boulevard, Suite 2000                                            201 S. Biscayne Boulevard, Suite 2000
            Miami, Florida 33131                                                              Miami, Florida 33131
          Telephone: (305)539-3300                                                          Telephone: (305)539-3300
         Telecopier: (305)358-7095                                                          Telecopier: (305)358-7095


      Approximate  date of commencement of proposed sale to the public:  AS SOON AS PRACTICABLE  AFTER THIS  REGISTRATION  STATEMENT
BECOMES EFFECTIVE.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415
under the Securities Act of 1933 check the following box. |X|

      If this Form is filed to register  additional  securities for an offering  pursuant to Rule 462(b) under the  Securities  Act, please check the following box and list the Securities  Act  registration  statement  number of the earlier  effective  registration
statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and
list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                                   CALCULATION OF REGISTRATION FEE

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                                                                                           PROPOSED MAXIMUM
                                                                          PROPOSED MAXIMUM    AGGREGATE        AMOUNT OF

            TITLE OF EACH CLASS OF                    AMOUNT TO BE         OFFERING PRICE      OFFERING      REGISTRATION
         SECURITIES TO BE REGISTERED                   REGISTERED          PER SHARE (1)      PRICE (1)           FEE

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Common Stock, par value $0.001 per share           368,687,500 shares (2)      $0.016         $5,899,000         $747.40
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TOTAL                                              368,687,500 shares (2)      $0.016         $5,899,000         $747.40
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(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.
      For the purposes of this table, we have used the average of the closing bid and asked prices as of a recent date.

(2)   Of these shares,  250,000,000  are being  registered  under a Standby Equity  Distribution  Agreement,  117,187,500  are being registered  under secured  convertible  debentures and 1,490,000 were issued as a one-time  commitment fee to Cornell  Capital
      Partners, LP.

                                                          ---------------


      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE
UNTIL THE REGISTRANT SHALL FILE A FURTHER  AMENDMENT WHICH  SPECIFICALLY  STATES THAT THIS  REGISTRATION  STATEMENT SHALL THEREAFTER
BECOME  EFFECTIVE IN ACCORDANCE  WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS  REGISTRATION  STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on July 13, 2004.

Date: July 13, 2004                 RENOVO HOLDINGS


                                    By:    /s/ Stephen W. Carnes
                                    Name:  Stephen W. Carnes
                                    Title: President, Chief Executive Officer,
                                           Chief Financial Officer and Principal
                                           Accounting Officer


      In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


/s/ Stephen W. Carnes
------------------------------------
Stephen W. Carnes, Chairman and Sole       Date: July 13, 2004
Director

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